                               REVENUE SIDE LETTER

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

March 11, 1997


Fairchild Semiconductor Corporation
333 Western Avenue
South Portland, ME  04106
Attn: Mr. Kirk P. Pond
      President and CEO

Re: Asset Purchase Agreement, dated March 11, 1997, by and between National Semiconductor Corporation ("National") and Fairchild Semiconductor Corporation ("Fairchild")

Gentlemen and Ladies:

      This will confirm our agreement that during the first [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] months following the close of the above-referenced Asset Purchase Agreement, National shall purchase from Fairchild a minimum of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in goods and services (the "Revenue Commitment") under the following agreements to be entered into by National and Fairchild at the close of the Asset Purchase Agreement: the Foundry Services Agreement, Assembly Services Agreement and Mil/Aero Wafer and Services Agreement (collectively, the "Operating Agreements").

      To assure Fairchild of a consistent revenue stream, National agrees that it will manage the Revenue Commitment by purchasing from Fairchild goods and services in at least the amounts of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in Fiscal Year [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in fiscal year [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in Fiscal Year [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. While purchases for the purchases for the remaining [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the Revenue Commitment may be made by National at any time during the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION] period, National shall work with Fairchild to avoid bottlenecks in Fairchild's capacity. National and Fairchild will periodically review the forecasts submitted under the Operating Agreements in order to ensure that National is on schedule to satisfy both its annual minimum revenue guarantee and its obligations under the Revenue Commitment as a whole. If those forecasts indicate that National will not meet such obligations, the parties shall meet to adjust the volumes and/or pricing in one or more of the Operating Agreements until such obligations are satisfied. If the parties cannot reach agreement on such adjustments, National shall pay Fairchild a sum equal to the shortfall in the profit that Fairchild would have earned and the fixed costs that it would have recovered if National had purchased sufficient goods and services sufficient to satisfy the minimum annual revenue guarantee, or as the case may be, the Revenue Commitment as a whole.

      One year after the close of the Asset Purchase Agreement, and every six
(6) months thereafter, the parties will meet to review Fairchild's recovery of the fixed costs of its FM 6001 6-inch fab. Exhibit M of the Foundry Services Agreement lists that portion of those fixed costs which National is expected to cover by means of purchases thereunder. If such purchases are insufficient to cover National's share of those costs for any fiscal year, National may credit against the shortfall the fixed cost coverage of purchases made during that fiscal year in excess of forecast volumes for Fairchild's other wafer fabs and/or under the other Operating Agreements, it being understood that Fairchild is obligated to provide capacity to National only as set forth in the Operating Agreements. Should such additional purchases during that fiscal year be insufficient to cover National's share of the fixed costs, National shall pay Fairchild a sum equal to such remaining shortfall promptly after the end of the fiscal year. Notwithstanding the foregoing, National shall not be required to make up any shortfall to the extent that Fairchild's own use of the FM 6001 fab is greater than that set forth in Exhibit M of the Foundry Services Agreement.

      National will be relieved of its obligations hereunder to the extent it is unable to meet the Revenue Commitment as a result of Fairchild's inability to provide National with capacity as guaranteed under the Operating Agreements, provided National has complied with the forecast and order requirements of such Operating Agreements.

      Please confirm you agreement to the above by signing and returning a copy to the undersigned.

Very truly yours,

NATIONAL SEMICONDUCTOR CORPORATION


      /s/
BY:   DONALD MACLEOD
      Executive Vice President &
      Chief Financial Officer

                              The foregoing is hereby agreed to and accepted by:
                              FAIRCHILD SEMICONDUCTOR CORPORATION


                                  /s/
                              BY: JOSEPH R. MARTIN
                                  Executive Vice President
                                  and Chief Financial Officer